Exhibit 99

Form 3 Joint Filer Information

Name:
Northrop Grumman Space & Mission Systems Corp.,
an Ohio corporation
Address:
1840 Century Park East
Los Angeles, CA 90067
Designated Filer:
Northrop Grumman Corporation
Issuer & Ticker Symbol:
NOC
Date of Event
 Requiring Statement
01/   /2004
Signature:  s/Kathleen M. Salmas
By:  Secretary

Name:
Richmond TAI Corp., a Delaware corporation
Address:
1840 Century Park East
Los Angeles, CA 90067
Designated Filer:
Northrop Grumman Corporation
Issuer & Ticker Symbol:
NOC
Date of Event
 Requiring Statement
01/   /2004
Signature: s/Kathleen M. Salmas
By:  Secretary

Name:
Richmond U.K. Inc., a Delaware corporation
Address:
1840 Century Park East
Los Angeles, CA 90067
Designated Filer:
Northrop Grumman Corporation
Issuer & Ticker Symbol:
NOC
Date of Event
 Requiring Statement
01/   /2004
Signature: s/Kathleen M. Salmas
By:  Secretary